REFINITIV STREETEVENTS
EDITED TRANSCRIPT
AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
EVENT DATE/TIME: SEPTEMBER 04, 2025 / 9:00PM GMT
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SEPTEMBER 04, 2025 / 9:00PM, AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
C O R P O R A T E P A R T I C I P A N T S
Elizabeth Sharp American Outdoor Brands Inc - Vice President of Investor Relations
Brian Murphy American Outdoor Brands Inc - President, Chief Executive Officer, Director
H. Andrew Fulmer American Outdoor Brands Inc - Chief Financial Officer, Executive Vice President, Treasurer
C O N F E R E N C E C A L L P A R T I C I P A N T S
Douglas Lane Water Tower Research - Analyst
Matt Koranda Roth Capital Partners LLC - Analyst
Alex Sturnieks Lake Street Capital Markets LLC - Analyst
P R E S E N T A T I O N
Operator
Good day, everyone, and welcome to American Outdoor Brands, Inc. first-quarter fiscal 2026 financial results conference call. This call is being recorded. At this time, I would like to turn the call over to Liz Sharp, Vice President of Investor Relations, for some information about today's call.
Elizabeth Sharp - American Outdoor Brands Inc - Vice President of Investor Relations
Thank you, and good afternoon. Our comments today may contain predictions, estimates, and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend, should, could, indicate, suggest, believe, and other similar expressions is intended to identify those forward-looking statements.
Forward-looking statements also include statements regarding our product development, focus, objectives, strategies and vision, our strategic evolution, our market share and market demand for our products, market and inventory conditions related to our products and in our industry in general, and growth opportunities and trends.
Our forward-looking statements represent our current judgment about the future, and they are subject to various risks and uncertainties. Risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings. You can find those documents as well as a replay of this call on our website at aob.com.
Today's call contains time-sensitive information that is accurate only as of this time, and we assume no obligation to update any forward-looking statements. Our actual results could differ materially from our statements today.
A few important items to note about our comments on today's call. First, we reference certain non-GAAP financial measures. Our non-GAAP results exclude amortization of acquired intangible assets, stock compensation, emerging growth, transition costs, nonrecurring inventory, reserve adjustments, other costs, and income tax adjustments.

The reconciliation of GAAP financial measures to non-GAAP financial measures, whether they are discussed on today's call, can be found in our filings as well as today's earnings press release, which are posted on our website. Also, when we reference EPS, we are always referencing fully diluted EPS.
Joining us on today's call is Brian Murphy, President and CEO; and Andy Fulmer, CFO. And with that, I will turn the call over to Brian.

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SEPTEMBER 04, 2025 / 9:00PM, AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Thanks, Liz, and thanks, everyone, for joining us today. As we look back on the first quarter, I'm very proud of how our teams delivered in a dynamic environment, navigating the evolving tariff landscape, leaning into the agility of our supply chain and continuing to drive excitement with consumers around our brands and new products.
This quarter reaffirmed that innovation for us is more than new products. It's a mindset that enabled us to drive stronger point-of-sale performance versus peers across several strategic product categories, a result that is supported by feedback from key retail partners and third-party data.
Net sales were lower in the quarter, but in many respects, this moment feels much like FY23, a period marked by macro uncertainty that I believe ultimately proved that our model works. By staying true to our competitive advantage, repeatable consumer-driven innovation while controlling what we can control by adapting to a shifting environment, we took share, strengthened our brand equity, and extended our long-term runway for growth. I believe that we'll look back at this current period similarly, a time when our long-term discipline was rewarded with growth.
So what does the current dynamic environment look like? It's an environment shaped by evolving tariff impacts, shifting retailer order patterns, and broader macroeconomic uncertainty. Like I said, it's important to remember that we've been here before. We know how to adapt, and we know that innovation is what drives consumer demand, retailer partnerships and ultimately, sustained growth and profitability. That is why we remain confident in our long-term strategy.
Diving into consumer pull-through and brand momentum. Our brands continue to resonate with consumers, fueling point-of-sale performance across several of our largest traditional retailers. You'll recall that many of these partners accelerated orders late in Q4 to get ahead of tariff-related price changes, ensuring inventory of both our most popular products and exciting new products like the Caldwell ClayCopter and BUBBA Smart
Fish Scale Lite.
We believe the strength in consumer pull-through speaks to the power of our innovation engine and the enduring appeal of our portfolio, especially during a seasonally light period of the year. In fact, new products represented nearly 29% of our net sales during the first quarter.
Purchasing activity from our retailers during Q1 reflected replenishment cycles that were periodically turned on and off on a retailer-by-retailer basis as each one sought to optimize pricing, product mix, and cash flows, tailored to their specific situation. We are seeing a continuation of this behavior in Q2 and would expect it to continue as long as the tariff situation remains fluid.
These ordering patterns created a year-over-year net sales decline in Q1. However, if we adjust for the acceleration of orders by our retailers into
Q4, total first quarter net sales would have declined just 5%, a favorable result given the environment and net sales in our traditional channel would have increased by about 15%. This tells us our strategy is effective and that coupled with our POS performance, our brands are winning at retail.
Turning to net sales in the e-commerce channel for Q1. We experienced lower order flow from a large e-commerce retailer that we believe is adjusting its purchasing patterns to realign with the ongoing tariff impacts. As a result, our e-commerce channel underperformed in the quarter, declining 35.2% year over year.
Regarding supply chain agility and margin discipline, throughout the quarter, we continued to proactively manage our supply chain in the face of changing tariff rates. For certain products, we've already shifted production to countries outside China.

For others, China remains the most competitive and reliable option. In all cases, our priority is clear: preserve product quality, protect margins and maintain supply continuity, serving near-term adaptability needs while building a sustainable and resilient long-term solution.
At the same time, we remain focused on advancing our long-term growth initiatives. That commitment was on full display with our announcement of an expanded partnership between BUBBA, our innovation-driven fishing brand and Major League Fishing, the world's leading tournament fishing organization.

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SEPTEMBER 04, 2025 / 9:00PM, AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
Together, we are introducing MLF's exciting tournament format, SCORETRACKER LIVE, to all anglers for the first time, available exclusively through our BUBBA app beginning in spring 2026. SCORETRACKER LIVE invites anglers, tournament organizers, and fans everywhere to experience the thrill of live scoring while promoting more sustainable catch, weigh, release practices.
We believe this expanded offering will accelerate our recurring subscription revenue stream, extend BUBBA's reach with anglers of all skill levels, and set the stage for near-term product introductions that build on the success of our approach of integrating hardware and app technology, first pioneered by our popular Smart Fish Scales.
Looking ahead, as we approach the fall season, a key period for hunting, shooting, meat processing, and outdoor cooking, we are excited about opportunities across our portfolio from BOG and MEAT! Your Maker to Grilla.
At the same time, our teams are preparing for SHOT Show in January, where we look forward to introducing another wave of innovation that will fuel our brands into fiscal 2027 and beyond. With Q1 under our belt, these first few months of our fiscal year suggest that the near-term environment will continue to reflect shifting market conditions and evolving consumer trends, requiring us to remain agile and adaptable as we navigate quarterly fluctuations.
And like FY23, we will continue to lean on a strategy that we believe has proven to be resilient across cycles by continuing to innovate, staying close to our consumers, strengthening our retail partnerships, and executing with discipline.
These fundamentals, combined with our strong financial position, are not only helping us manage through today's uncertainty, but also positioning us to emerge from this period as an even stronger company.
And with that, I'll turn it over to Andy to walk through the financial results.
H. Andrew Fulmer - American Outdoor Brands Inc - Chief Financial Officer, Executive Vice President, Treasurer
Thanks, Brian. Net sales in Q1 were $29.7 million compared to $41.6 million in Q1 last year, a decrease of 28.7%. As we've outlined, our traditional retailers accelerated about $10 million in orders originally scheduled for Q1 into the prior quarter, and that acceleration occurred in just the last three weeks of fiscal 2025.
Because of that sudden shift in revenue, it's worth noting that on a 6-month basis, which we believe provides a more accurate reflection of the trends we're seeing in the business, net sales for Q4 and Q1 combined this year increased 4.2% compared to the same 6-month period last year.
Turning to our sales channels. Our traditional channel net sales decreased by 24.4% in the first quarter, and our e-commerce net sales decreased
35.2% compared to last year. Without the acceleration of retail orders into the prior year, traditional channel net sales would have increased 15%.
As Brian mentioned, the lower e-commerce net sales were driven by a large e-commerce retailer that we believe is adjusting its purchasing patterns to realign with ongoing tariff impacts.
On a category basis, in the first quarter, net sales in Shooting Sports decreased 25.1%, while net sales in Outdoor Lifestyle decreased 31.6% over
Q1 last year. Domestic net sales during the quarter decreased by roughly 25% while our international net sales decreased 58.2% or $2.6 million compared to Q1 last year.

You'll recall that earlier this summer, there was a heightened level of national concern regarding Canada-US trade relations and orders coming from Canada were paused for many companies. While it's still a very small portion of our overall business today, our long-term perspective for growth prospects in Canada, along with other international markets remains unchanged.
Turning to gross margin. As Brian indicated, we continue to proactively manage our supply chain in the face of changing tariff rates, including migrating certain products to more advantageous countries of origin and securing cost-sharing arrangements from our supplier partners.

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SEPTEMBER 04, 2025 / 9:00PM, AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
In addition, we're preserving margins by making strategic pricing adjustments as necessary, redesigning certain products and processes to lower tariff impacts, and maintaining new product velocity, which allows us to feather in new higher-margin products.
In all cases, our priority is clear: to preserve product quality, protect margins, and maintain supply continuity. These actions, along with our disciplined approach to managing operating expenses, give us confidence that our operating model will continue to yield 25% to 30% EBITDA contribution in the long term.
For Q1, gross margin was 46.7%, up 130 basis points compared to Q1 last year. Turning to operating expenses. GAAP operating expenses for the quarter were $20.7 million compared to $21.5 million last year. The decrease was driven by lower variable costs from the decrease in net sales as well as lower intangible amortization.
On a non-GAAP basis, operating expenses in Q1 were $18.2 million compared to $18.4 million in Q1 of last year. Non-GAAP operating expenses exclude intangible amortization, stock compensation, and certain nonrecurring expenses as they occur.
GAAP EPS for Q1 was a loss of $0.54 compared to a GAAP EPS loss of $0.18 last year. On a non-GAAP basis, EPS was negative $0.26 for the first quarter compared to $0.06 in Q1 last year. Our Q1 figures are based on our fully diluted share count of approximately 12.7 million shares.
For full fiscal 2026, we expect our fully diluted share count will be about 12.9 million shares outside of any additional share buybacks that may occur. Adjusted EBITDA for the quarter was a loss of $3.1 million compared to $2 million in Q1 last year, driven mainly by the decrease in net sales.
Turning now to the balance sheet and cash flow. We continue to maintain a strong balance sheet, ending the quarter with $17.8 million in cash and no debt after repurchasing $2.5 million of our common stock. Inventory increased $21.1 million in the quarter. The bulk of the increase supports our seasonal inventory build as we prepare for hunting and holiday seasons.
The balance is largely tariff related and includes the following: first, recall that in our Q4, tariffs on Chinese imports were as high as 145%. We paused inventory purchases at that time to avoid those high rates. Once those tariffs were lowered to 30% in Q1, we resumed purchases, allowing us to avoid significantly higher tariffs while maintaining healthy service levels with our retail partners.
Second, we are now experiencing higher embedded costs in inventory from IEPA and Section 232 tariff rates that now include virtually every country of origin. And lastly, as we migrate certain products to more advantageous countries of origin, we are building strategic inventory reserves to provide flexibility and service continuity.
For the remainder of the year, our inventory management will be focused on maintaining our service levels and being a reliable partner to our retailers. As such, we are targeting inventory to remain at roughly $125 million for Q2 and Q3 and then decrease to around $120 million for Q4.
Our balance sheet remains strong and debt-free. We ended the year with no balance on our $75 million line of credit. So as of Q1, we have total available capital of up to $108 million. Turning to capital expenditures. We spent $370,000 on CapEx in Q1, mainly for product tooling and patent costs. For full year fiscal 2026, we continue to expect to spend $4 million to $4.5 million, consistent with our asset-light operating model.
Lastly, we continue to return capital to our shareholders through our share repurchase program. During Q1, we repurchased roughly 240,000 shares of common stock at an average price of $10.47 per share. At the end of the quarter, we still had roughly $4.6 million of availability remaining on our $10 million share repurchase program, which runs through September 2025.

Now turning to our outlook. Brian mentioned that the current environment is reminiscent of fiscal 2023. During that year, the aftermath of COVID and its residual impacts, inflation, return to work, and stimulus payments made it difficult to determine what underlying consumer demand really looked like.

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SEPTEMBER 04, 2025 / 9:00PM, AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
Today, it's very similar, albeit with different drivers. The current macro-environment remains fluid and tariff policies and their impacts are likely to continue. We believe our retail partners will continue to take a disciplined approach as they navigate these dynamics, especially considering that the outlook for the health of the consumer is an important unknown as we move towards the upcoming holiday season.
We expect a continuation of a measured ordering cadence as they seek to balance their inventories, optimize pricing, and align their purchasing decisions with evolving consumer buying patterns.
Accordingly, in the near term, we expect to see a year-over-year decline in net sales for our second quarter of approximately 15%. Longer term, while we believe it is premature to resume full year guidance, we remain optimistic about the year on the whole.
That optimism is fueled by POS performance, which has remained strong into our second quarter, combined with several exciting new products and the launch of SCORETRACKER LIVE later this year. As we continue to invest in our new product pipeline, we remain focused on maintaining gross margins, mitigating the impact of tariffs, and controlling costs while supporting initiatives that will continue to drive our long-term growth.
With that, operator, please open the call for questions from our analysts.
Q U E S T I O N S A N D A N S W E R S
Operator
(Operator Instructions)
Doug Lane, Water Tower Research.
Douglas Lane - Water Tower Research - Analyst
It sounds like some of that excess retailer inventory you talked about on your last call has been worked off, but maybe not all of it. Is that fair? Do you -- still do you think have excess tariff-related inventory at your retail partners?
H. Andrew Fulmer - American Outdoor Brands Inc - Chief Financial Officer, Executive Vice President, Treasurer
Doug, this is Andy. I wouldn't call it excess. In our Q4, we mentioned that the retail partners pulling in -- accelerating some of their orders ahead of those -- our price adjustments. Those are in key categories where those retailers had open to buy to invest in kind of key brands from their perspective.
Douglas Lane - Water Tower Research - Analyst

Okay. And also in managing the impact of tariffs, you talked about pricing. Can you elaborate a little bit more on that? How much pricing have you taken so far? How much do you expect to? And the timing on that? Is this going to be like a one-and-done deal this quarter? Or are we going to see some pricing being layered in as the year progresses?
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Doug, this is Brian. So it really just goes beyond pricing. So clearly, we're operating in a higher cost environment. But what we're doing that gives us the confidence in our ability to offset the increase in price are a few different things, right? You've got supplier concessions; product redesigns like we mentioned; the pricing adjustments, which you just referenced; and especially where the consumer sees value.

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SEPTEMBER 04, 2025 / 9:00PM, AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
And then lastly is maintaining the velocity of new product launches, which for us is a great, consistent, reliable way for us to feather on higher-margin products. So we're continuing to calibrate the price side of things, but that's really also just a function of how well those other levers that I mentioned are taking hold and how effective they are.
And I suspect as we go throughout the year and as we keep a close eye on the health of the consumer, how our retailers are trying to calibrate their own strategies, it will be different levers at different times. And of course, pricing is one of those.
Douglas Lane - Water Tower Research - Analyst
Got it. That's helpful. And just -- and that comes back to the innovation that you talked about. And I guess I'm trying to figure out in my mind, does product innovation become more important or less important given the uncertain consumer environment. I mean how much of that money are you getting a return on versus how much of it is important to get through the higher-margin product?
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Yes. Brian again here. So yes, innovation is critical, and I would underline that. And when it comes to innovations, we have the steady stream, the steady pipeline that's always being worked against. And we have at times actually paused or pulled back from certain launches.
We haven't stopped working on those products, but we paused. And the times where we paused, similar to FY23, is usually during times of, I'll call it, a little bit more chaotic, right, where retailers, given some of their own situations may need to discount products, things like that.
We don't want to compete with noise in the market. And so we found that we have the biggest impact when we have more clear line of sight and having that conversation with the consumer. So throughout the rest of this year, so yes, new products are very important to us and to be able to get better in those higher-margin products. But we're going to do it at times where we have the loudest voice and the largest share of mind with the consumer.
And when we do that, our marketing dollars go much further, and we've got a much better opportunity with that consumer longer term. And you can see it with what -- with the chart we have in our investor deck, where we show the stacking of innovation over time.
And you look at FY23, and we said back then, hey, we're going to be really careful about when we launch some of these new products, we're not competing for airtime. And that year, we had less -- fewer sales from new products. But then you look at the next two years, and that vintage grew significantly because we were able to introduce them at the right time.
Operator
(Operator Instructions)

Matt Koranda, ROTH Capital Partners.
Matt Koranda - Roth Capital Partners LLC - Analyst
Apologies if I'm retreading on stuff here, but I'm jumping between a few calls here. I guess the main question I had for you around the quarter was when does the order of choppiness sort of settle down in your view? I know that there's a lot of crosscurrents right now with supply chain management from your retail and wholesale customers. How long do we think it takes to settle to kind of get back to a normal cadence of order flow?

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SEPTEMBER 04, 2025 / 9:00PM, AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Matt, it's Brian. So I would say, just in general, retailers are certainly ordering more cautiously than the POS would suggest. And like we said, they're managing working capital and balancing the tariff uncertainty. And so while this creates some short-term volatility for us, the POS for us is the truest indicator of consumer demand.
So as inventory positions begin to normalize, and I think the big question there is how that relates to the tariff uncertainty. But as that begins to normalize, just given that strong POS, we think that the two will better align in the future. When that date is, I'm not sure. But at some point, they do need to replenish that inventory if they want to keep up that strong POS that they've experienced with us.
So as we move forward, I do expect that it will begin to normalize, which should support improved visibility as we move through the rest of FY26.
Matt Koranda - Roth Capital Partners LLC - Analyst
Okay. In which brands are you seeing the strongest POS? Are you positive in certain areas that you can highlight for us? Maybe just quickly touch on where POS trends are most positive and then maybe where they're struggling a little bit more?
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Yes. Great question. I would say that, in general, our growth -- brands that we call the horse brands or growth brands have certainly done very, very well when it comes to the POS data. So those would be brands like Caldwell, especially with the launch of the ClayCopter last quarter.
BUBBA continues to perform very, very well, especially with the launch of the Smart Fish Scale Lite. And then also seeing increases in that subscription revenue, which we'd like to at a future date once it becomes a more meaningful share of our business to share those numbers.
BOG continues to do very well. I think that will do very well in the hunting and holiday season. Grilla and frankly, MEAT! Your Maker, so those are the kind of the core brands, I would say, that have been doing well relative to the rest of the portfolio.
And then when we look at the POS trends for the rest of our categories and brands, our other brands, whether it's cutlery and tools, et cetera, are performing better than their peers, better than the competition. A little bit weaker, I would say, overall, but much better than the categories are doing overall.
Matt Koranda - Roth Capital Partners LLC - Analyst
Okay. That's a helpful overview. And then I don't know if you touched on sort of M&A funnel and how we think about pipeline of opportunity on the acquisition front, but I'd love to get an update on that and where things stand.
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director

Yes. So we're still very active in looking at targets. I think similar to last quarter, we're seeing fewer targets coming to market, and we are seeing more distressed assets and brands. In some cases, really good brands that we're taking a hard look at.
But overall, I think similar to some others in our category, it's just trying to figure out where are they in the cycle themselves, right? Do they have the right inventory, the right mix? Do they have IP? IP for us is incredibly important and how well would those fit into our system. And so I would just say candidly, we're not finding a lot of great targets right now.

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SEPTEMBER 04, 2025 / 9:00PM, AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
So we're being very patient. One thing we alluded to in the past, too, is our ability to launch new brands. And there are categories that are popping to the top for us that I think we could go in for very low cost and low investment, enter some of these categories that we would have traditionally sought to enter through M&A. So during this time period, we're taking a hard look at that option. So more to come on that front.
Operator
Mark Smith, Lake Street Capital Markets.
Alex Sturnieks - Lake Street Capital Markets LLC - Analyst
You got Alex Sturnieks on the line for Mark today. Also kind of just sifting through some things here. I'm not sure if you already covered this, but you mentioned some variability on orders into Q2. But just curious if you're seeing any signs that buyers are trading down or shifting toward more value-oriented products? Or do you feel like they're still leading in a premium innovation despite the broader macro pressures?
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Yes. It's a really good question. This is Brian. I'll answer it. Andy, feel free to chime in. So I think the shifts that we're seeing, and you can hear it too from some of the other retailer calls is the consumer is shifting maybe among the different retailers, maybe shifting down. Academy called that out, and they're one of the beneficiaries of that as the higher income consumers, as they would say, trading down.
But then specifically for our products, I think that if our POS was not as strong as it is, I would have a better answer for our products. But I think what it does actually is it reinforces that our consumer is really two parts, right? You have the more affluent consumer because our products are more premium, higher priced or you have the super enthusiast, somebody who, hey, they want the best, they're going to pay for it. And so I think that we're doing a really good job of continuing to capture those consumers.
With that said, the data that I've seen around spending with the lower middle-income households is they're under pressure right now. And I think that they're -- I think they're just buying less. I think you're seeing just less foot traffic from those consumers going into stores.
And I think the sort of opening and mid-level price point products, most of which we don't compete in are seeing the impact of that. So I don't know if necessarily that group is trading down as much as looking to other retailers where they would trade down or just pulling back spend altogether, which is evidenced through lower foot traffic.
Alex Sturnieks - Lake Street Capital Markets LLC - Analyst
Okay. That's great. And then switching over on the gross margin side with tariffs and sourcing costs in flux. You mentioned you can probably hold the line where it's at right now. Just curious like what are the biggest factors you're watching that can push the outlook higher or lower?

H. Andrew Fulmer - American Outdoor Brands Inc - Chief Financial Officer, Executive Vice President, Treasurer
I think it depends. I mean obviously, we're monitoring the tariff landscape on a daily basis. and the levers that we have in play, Brian mentioned the cost concessions. We have great relationships with our vendor partners, and we've worked with them on cost concessions.
The pricing adjustments is a fluid situation. Again, we're looking at to be competitive. We're looking at competitive landscape on pricing. And we specifically -- we did a very measured approach when we looked at our pricing adjustments by category. So it's a fluid situation, and we'll keep pulling those levers as we can throughout the year.

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SEPTEMBER 04, 2025 / 9:00PM, AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
Alex Sturnieks - Lake Street Capital Markets LLC - Analyst
Okay. Then another one for me. You mentioned you moved some production outside of China already. Could you help us take through how much of the portfolio still needs to be assessed whether or not to be moved? And then what kind of cost or execution trade-offs are there if that's necessary?
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Yes. No, great question. It's Brian again. So we've -- like we said, we've made significant progress diversifying our sourcing. And a portion of our portfolio has already shifted away from China, primarily into Southeast Asia.
But that said, there are certain product categories, especially ones where as we release new products, our average selling prices go up. They're more complicated. There's more technology. Just think about all the BUBBA products and Caldwell products, for example. Those require highly specialized tooling.
And China is and remains one of the best places for quality and cost competitiveness when it comes to those types of products. So as we've been sort of watching the ups and downs in news releases on the different tariff rates.
It's one of the things that's led us to stay put momentarily for some of these categories until we see where the chips finally fall. But like I said, China is and remains one of the most competitive countries for those types of products.
And then in the future -- to the second half of your question, in the future, I think any further moves that we make, which we're assessing day by day by the way and are moving will really just depend on the tariff stability, how much line of sight we get to this coming to an end, which I have not seen yet.
And of course, supplier readiness and ensuring that we maintain product quality. That is absolutely a critical piece to make sure that we can continue to service our retailers and meet our consumers' demand.
Alex Sturnieks - Lake Street Capital Markets LLC - Analyst
Okay. That's great. And then last one for me, if I can fit it in, just kind of going through the channel side of things. On the e-commerce side, given that a lot of your sales are concentrated with the largest online partner and then they're readjusting their purchasing patterns, are there any strategies you're pursuing to broaden that mix and build a bit more balance in that channel over time?
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Yes. It's a good question. And one of the -- I think one of the things that our data, the data that we get does not do a good job of is showing the full e-commerce picture. And so what do I mean by that? Our traditional retailers have done a fantastic job of playing hurry up offense over the last four years, five years coming out of COVID, I think because they were forced to during that period of time when people weren't going into stores.

And so at least the data that I'm seeing, a lot of these retailers have significantly increased their website sales and now for some of them represent between 10% to even up to 30% of their total net sales. So I can't see how much of our traditional sales are going through the e-com channel.
But when you look at some of the recent same-store sales trends, comp stores relative to their overall performance, it's clear that e-com is performing very well for a lot of these retailers. So to sort of defy what's happening with people going into their stores, I think lower foot traffic, offset by more purchasing online.

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SEPTEMBER 04, 2025 / 9:00PM, AOUT.OQ - Q1 2026 American Outdoor Brands Inc Earnings Call
So as we think about just how the consumer is purchasing through e-commerce channels, I think that we're seeing a little bit of maybe a retailer mix, but where the data that we get obfuscate some of these bigger trends where traditional retailers are taking share.
So our goal is to be, like we've always said, be where the consumer expects to find us. And I think that's what's happening. I think you're seeing traditional retailers begin to take a larger share of that piece of the pie.
Operator
This concludes our question-and-answer session. I would like to turn the conference back over to Brian Murphy for any closing remarks.
Brian Murphy - American Outdoor Brands Inc - President, Chief Executive Officer, Director
Thank you, operator. I want to thank our employees whose tireless commitment to innovation allows us to remain focused on executing our long-term vision. And thank you to everyone who joined us today. We look forward to speaking with you again next quarter.
Operator
The conference has now concluded. Thank you for attending today's presentation. You may now disconnect.
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